INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”) dated as of March 12, 2015, is entered into between and among TETRIDYN SOLUTIONS, INC., a Nevada corporation (“TetriDyn”), Antoinette Knapp Hempstead, an individual residing in Salt Lake City, Utah, on behalf of herself and the estate of her late husband, David W. Hempstead (the “Hempsteads”), and JPF VENTURE GROUP, INC., a Delaware corporation (“JPF”), on the following:

Premises

A.           TetriDyn and OCEAN THERMAL ENERGY CORPORATION, a Delaware corporation (“OTE”), entered into that certain AGREEMENT AND PLAN OF MERGER (“Merger Agreement”), dated as of even date hereof, providing for TetriDyn’s acquisition of OTE through the merger of a wholly owned subsidiary of TetriDyn with and into OTE, which shall be the surviving corporation, in exchange for a controlling block of common stock in TetriDyn (the “Merger”), for the purpose of making OTE a wholly owned subsidiary of TetriDyn.

B.           The completion of the Merger and the consummation of the Merger Agreement and the transactions contemplated therein is subject to certain conditions as set forth in the Merger Agreement, including the issuance by the California Department of Corporations (the “Department”) of a permit (the “Permit”) pursuant to Section 25142 of the California Corporations Code to provide an exemption from the securities registration and prospectus delivery requirements pursuant thereto and pursuant to Section 3(a)(10) of the Securities Act. It is impossible to assure that a permit will be issued or, if so, when.

C.           Pending the issuance of the Permit and the closing of the Merger (the “Merger Closing”), TetriDyn desires to initiate an updated technical and commercialization review of its intellectual properties with a view toward possible broadened marketing introduction, address the potential resolution or restructuring of legacy obligations, move toward bringing TetriDyn into current compliance with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in general advance its business activities while it prepares, files, and pursues to determination its application for the Permit. OTE supports this effort of TetriDyn to undertake the foregoing.

D.           Unless and until the Permit is issued, OTE and TetriDyn want to preserve their independent corporate status and operations.  Accordingly, OTE consents that an affiliate of a principal stockholder of OTE, JPF, may invest in TetriDyn in accordance with the terms of this Agreement to provide TetriDyn with the management and financial resources to proceed pending the completion or termination of the Merger, and would not proceed with the Merger Agreement without JPF’s investment and TetriDyn’s covenants as set forth in this Agreement.

E.           JPF desires to enter into this Agreement to facilitate the Merger and the combination of the business operations of TetriDyn and OTE, of which JPF is an affiliate of a principal stockholder.

NOW, THEREFORE, upon the foregoing premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants set forth in the Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Purchase and Sale of Stock.

(a)           Subject to the terms and conditions of this Agreement, JPF agrees to purchase at the Investment Closing (as defined below), and TetriDyn agrees to issue and sell to JPF at the Investment Closing: (i) 29,372,277 shares of common stock, par value $0.001 per share (the “JPF Stock”) for the aggregate purchase price of One Hundred Thousand Dollars ($100,000) (equivalent to a purchase price of $0.003405 per share) (the “Purchase Price”) payable at the Investment Closing, such JPF Stock representing a 55% ownership by JPF of all issued and outstanding TetriDyn capital stock, based on 24,031,863 shares of common stock issued and outstanding the date hereof immediately preceding the sale to JPF pursuant hereto, resulting in 53,404,140 shares issued and outstanding after the sale to JPF pursuant hereto; and (ii) a warrant (the “Warrant”) for the purchase price of One Dollar ($1.00), such Warrant exercisable to purchase 1,033,585 shares of common stock of TetriDyn (the “Warrant Shares”) at a per share price of $0.003 per share for a period of three (3) years commencing on the Merger Closing, as more fully set forth in the Warrant to Purchase Common Stock in the form attached hereto as Exhibit C and incorporated herein by this reference.

(b)           The purchase and sale of the JPF Stock and the Warrant shall take place by wire transfer of funds constituting the Purchase Price and concurrent electronic or other delivery of the agreements and other documents described in subsections (c), (d), (e) and (f), below (the “Investment Closing”).

(c)           At the Investment Closing, TetriDyn shall deliver to JPF the Warrant and a certificate representing the JPF Stock being purchased thereby against payment of the Purchase Price therefor by wire transfer to a newly-established TetriDyn corporate bank account at Bank of America, Centerville Road, Lancaster, Pennsylvania 17601 (the “New Account”).  The New Account shall provide that all checks and other disbursements out of the New Account shall require the signature approval of at least one (1) of the JPF Designees (defined below).

(d)           At the Investment Closing but subject to the consummation of the sale and purchase provided above, the board of directors of TetriDyn shall deliver their written unanimous consent accepting the resignations, sequentially, of Orville Hendrickson and Larry Ybarrondo as directors and appointing in their stead, as designees of JPF, Jeremy P. Feakins and one (1) other designee of JPF as members of the board of directors of TetriDyn (each, a “JPF Designee”), all in such manner as may be appropriate to change the composition of the board of directors without a stockholder vote.  Antoinette Knapp Hempstead (“Hempstead”) shall remain an officer of TetriDyn and a member of the TetriDyn board of directors at and as of the Investment Closing; provided, however, that Hempstead shall at the Investment Closing execute and deliver to counsel for OTE her resignations as President and any other officer titles held and as a director with instructions that the same shall be deemed delivered and effective upon either (a) the Merger Closing, or (b) in the event OTE determines not to consummate the Merger, for any reason or no reason at all, as indicated by written communication by OTE to TetriDyn.

(e)           At the Investment Closing, the Hempsteads shall assign, transfer, and convey to JPF all of the obligations of TetriDyn to the Hempsteads as set forth on Exhibit A attached hereto and incorporated herein by reference and as evidenced by a formal Assignment substantially in the form of Exhibit B attached hereto and incorporated herein by reference.

(f)           At the Investment Closing, all 1,200,000 shares of Series A Preferred Stock (“Preferred Stock”) owned by Antoinette Knapp Hempstead and the estate of David W. Hempstead shall have been contributed back to TetriDyn, such Preferred Stock shall be cancelled by TetriDyn, and TetriDyn shall have approved and filed with the Nevada Secretary of State an amendment to TetriDyn’s articles of incorporation withdrawing the designation of rights, privileges, and preferences authorizing the Preferred Stock.

2.           Representations and Warranties of TetriDyn.  As an inducement to JPF to complete the investment under this Agreement, TetriDyn hereby incorporates by reference the representations and warranties set forth in Article III of the Merger Agreement and hereby expressly makes the same representations and warranties set forth in such Article III to JPF, as if such warranties and representations and warranties were set forth fully herein on the date hereof and at the Investment Closing.

3.           Representations of JPF.  JPF hereby represents and warrants as follows:

(a)   JPF has had sufficient interactions with management of TetriDyn and has been provided with sufficient supporting documentation, including items such as financial statements, financial projections, and a business case summary, which JPF has read and understands, in order to make an informed investment decision.  JPF is basing its decision to invest solely on the information provided and has not relied on any other representations made by TetriDyn or any of its affiliates.

(b)   JPF understands that an investment in the JPF Stock and the Warrant is speculative and involves numerous significant risks, the occurrence of any one of which could result in the loss of its entire investment.  JPF is fully cognizant of and understands all of the risks relating to a purchase of the JPF Stock and the Warrant, including those risks set forth in Section 4 below under “Risk and Other Investment Factors.”

(c)   JPF understands that TetriDyn will need to raise additional capital, which will be dilutive to all Stockholders and would reduce JPF’s percentage ownership in TetriDyn.

(d)   JPF understands that in order to attract and retain strategic new members of the management team, TetriDyn may issue equity or options beyond what has been reserved in the employee option pool, which would be dilutive to all Stockholders and would reduce JPF’s percentage ownership in TetriDyn.

(e)           JPF’s overall commitment to investments that are not readily marketable is not disproportionate to its individual net worth, and its investment in the JPF Stock and the Warrant will not cause its overall commitment to become excessive.

(f)   JPF has adequate means of providing for its financial requirements, both current and anticipated, and has no need for liquidity in an investment in the JPF Stock and the Warrant.

(g)           JPF was at no time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, internet contact, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale, or purchase of the JPF Stock or the Warrant through this Agreement.

(h)   JPF can bear and is willing to accept the economic risk of losing its entire investment.

(i)   JPF is acquiring the JPF Stock and the Warrant for its own account and for investment purposes only and has no present intention, agreement, or arrangement for the distribution, transfer, assignment, resale, or subdivision of the JPF Stock or the Warrant, either currently or after the passage of a fixed or determinable period or on the occurrence or nonoccurrence of any predetermined event or circumstance.

(j)   JPF has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the JPF Stock and the Warrant; and JPF has the ability to protect its own interests in connection with this investment.

(k)   JPF is an “accredited investor” as defined under Rule 501 of Regulation D of the Securities Act.

(l)   JPF understands the offering has not been registered under the Securities Act and applicable state or other securities laws, that the each of the JPF Stock, the Warrant and the Warrant Shares is subject to significant restrictions on transfer under such securities laws, and that JPF cannot sell, distribute, or otherwise transfer any of the JPF Stock, the Warrant or the Warrant Shares unless the same is registered under the Securities Act and applicable state or other securities laws or unless an exemption from registration is available.  JPF may, therefore, be required to hold the JPF Stock, the Warrant and the Warrant Shares for an indefinite period.

(m)         JPF acknowledges that neither the United States Securities and Exchange Commission nor the securities commission of any state or other federal agency has made any determination as to the merits of purchasing the JPF Stock or the Warrant.

(n)   All information that JPF has provided to TetriDyn or its agents or representatives concerning JPF’s suitability to invest in TetriDyn is complete, accurate, and correct as of the date of the signature on the last page of this Agreement, including information concerning JPF’s corporate financial affairs, business position, and the knowledge and experience of JPF and its advisers.

4.           Additional Information.  JPF acknowledges that it has previously been advised of the opportunity to review all of the pertinent facts concerning TetriDyn and to obtain any additional information that it may request, to the extent TetriDyn possesses or can obtain such information without unreasonable effort and expense.  JPF has been provided with all materials and information requested by him or its representatives, including any information requested to verify any information furnished, and JPF has been provided the opportunity for direct communication with TetriDyn and its representatives regarding the purchase made hereby.

5.           Representations Regarding Exemptions and Restrictions on Transfer.

(a)           In connection with JPF’s acquisition of the JPF Stock and the Warrant, JPF represents that the JPF Stock and the Warrant are being acquired without a view to, or for resale in connection with, any distribution of the JPF Stock, the Warrant or the Warrant Shares or any interest therein without registration or other compliance under the Securities Act and that JPF has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

(b)           JPF acknowledges that the JPF Stock, the Warrant and the Warrant Shares must be held and may not be sold, transferred, or otherwise disposed of for value unless subsequently registered under the Securities Act or an exemption from such registration is available; TetriDyn is under no obligation to register the JPF Stock, the Warrant or the Warrant Shares under the Securities Act or under Section 12 of the Exchange Act, except as expressly agreed to in writing by TetriDyn; no assurance is given that the exemption provided by Rule 144 under the Securities Act or any other exemption will be available; and the certificates representing the JPF Stock and the Warrant Shares will bear a legend so restricting the sale of such shares.

(c)           JPF understands that the JPF Stock, the Warrant and the Warrant Shares have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the JPF Stock, the Warrant or the Warrant Shares may, under certain circumstances, be inconsistent with this exemption and may make JPF an “underwriter” within the meaning of the Securities Act.

(d)           JPF understands that the resale of the JPF Stock, the Warrant and the Warrant Shares must be effected in reliance on exemptions from registration under the Securities Act and applicable state securities laws.  JPF understands that such an exemption may not be available and, in such case, JPF would not be able to resell the JPF Stock, the Warrant or the Warrant Shares held.

6.           Risk and Other Investment Factors.  Investing in JPF Stock and the Warrant involves a high degree of risk.  Notwithstanding the continuing efforts by TetriDyn’s directors and others, and although it has maintained operations and efforts to commercialize its business activities, to date it has been unable to do so which makes it difficult for it or any potential investor to exhaustively catalog and understand all risk factors, which itself may prove to be a significant risk.  TetriDyn cannot assure that all material factors, risks, uncertainties, or pitfalls have been considered.

7.           Additional Covenants of JPF.  JPF shall cause TetriDyn to utilize the Purchase Price in part, and complete the following:

(a)           TetriDyn will promptly, but in any event within 10 days after the Investment Closing, and upon its receipt of invoices or other supporting documentation therefor, pay to:

(i)           the applicable credit card creditor approximately $33,200, plus accrued interest, due on the personal credit cards of TetriDyn’s current president, Antoinette Knapp Hempstead, for business expenses of TetriDyn, as set forth in TetriDyn Schedule 4.07 to the Merger Agreement;

(ii)          reimburse Antoinette Knapp Hempstead for her actual payments to Southeast Idaho Council of Governments, Inc. (“SICOG”) and the Eastern Idaho Development Corp. (“EIDC”) as guarantor of payments due from TetriDyn on loans from such creditors after March 1, 2015; and

(iii)         Kruse Landa Maycock and Ricks, LLC, the sum of $15,000 for professional services rendered and costs advanced, with the balance of $26,587 as of January 31, 2015, plus additional amounts billed until the Merger Closing, payable by TetriDyn in installments of $5,000 per month commencing within 30 days after such closing, until paid, with the unpaid balance accelerated and payable immediately from its first equity financing exceeding $1.0 million or completion of funding for the Baha Mar property.

(b)           Commencing on the Investment Closing, TetriDyn shall timely pay the amounts, not to exceed $2,600 in arrears and $1,300 per month commencing in April 2015 arranged by Antoinette Knapp Hempstead to cure the default on the loans from SICOG and EIDC.  TetriDyn will promptly, but in any event within 30 days after the Investment Closing, seek to restructure the indebtedness to SICOG and EIDC as set forth in TetriDyn Schedule 4.07 to the Merger Agreement by paying an initial amount and restructuring the payment of the balance on terms acceptable to TetriDyn, effective on the Merger Closing.  To facilitate such restructuring, JPF will provide its accommodation guarantee of TetriDyn’s obligations to such creditors, effective on the closing of the Merger.

(c)           TetriDyn shall authorize and pursue to completion at the earliest practicable date audited financial statements for TetriDyn for the years ended December 31, 2012, 2013, and 2014; audited financial statements for OTE for the year ended December 31, 2014, in each case with an unqualified opinion thereon by a firm of independent certified public accounts; and pro forma financial statements providing the required information to be included in Periodic Reports required to be filed by TetriDyn.  Parallel with the completion of the foregoing financial statements, TetriDyn will prepare or cause to be prepared all other Periodic Reports required to be completed in order for TetriDyn to become current in filing its Periodic Reports at the earliest practicable date.

(d)           TetriDyn shall promptly make available to the new directors and officers of TetriDyn and their consultants and other advisers the proprietary information, technical data, trade secrets or know-how, including research, product plans, products, methodologies, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information, whether in writing, orally or by drawings or observation of parts or equipment (the “Information”), all with a view toward enabling such new directors and officers to evaluate on behalf of TetriDyn the success of current marketing efforts and operational experience to optimize commercialization of TetriDyn’s products marketed under the “Silver Key” name to  healthcare markets.

8.           Cancellation of JPF Stock.  At the Merger Closing pursuant to the Merger Agreement, JPF shall deliver to TetriDyn for cancellation all of the shares of JPF Stock purchased by JPF pursuant to this Agreement, and TetriDyn shall promptly upon such delivery cancel such shares of JPF Stock and return them to the status of authorized but unissued shares.  TetriDyn agrees to indemnify and pay, on a gross-up basis, any tax obligation incurred by JPF as a result of its acquisition and subsequent return for cancellation of the JPF Stock.

9.           Governing Law.  The validity, construction, and performance of this Agreement, and any claims, actions, suits, litigation, proceedings, arbitrations, or investigations arising out of or relating to this Agreement, shall be governed by the laws of the state of Delaware, without giving effect to any choice or conflict of law provision or rule (whether the state of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Each party hereby consents to service of process by overnight courier by a recognized national courier service at the address to which notices are to be given.

10.         Attorneys’ Fees.  If any claim, action, suit, litigation, proceeding, arbitration, or investigation is commenced by either party concerning this Agreement, the nonprevailing party shall immediately, but in any event within 30 days after being incurred or the determination of the identity of prevailing party, which is later, pay to the prevailing party reasonable attorneys’ fees and costs and expenses, including those of appeal and not limited to taxable costs, incurred by the prevailing party, in addition to all other remedies to which the prevailing party may be entitled.  If a claim, action, suit, litigation, proceeding, arbitration, or investigation asserted by a third party against either party arises from an action or omission by the other, the party responsible for the action or omission shall be the nonprevailing party and the other party shall be the prevailing party for purposes of the foregoing sentence.

11.         Waiver and Amendment.  This Agreement may be amended, supplemented, modified, and/or rescinded only through an express written instrument signed by all parties or their respective successors and permitted assigns.  Any party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but only to the extent such provision is for the benefit of the waiving party, and no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision.  The consent by one party to any act for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future, and no forbearance by a party to seek a remedy for noncompliance or breach by another party shall be construed as a waiver of any right or remedy respecting such noncompliance or breach.

12.         Assignment.  Neither this Agreement nor any interest herein shall be assignable (voluntarily, involuntarily, or by judicial process, operation of law, or otherwise), in whole or in part, by any party without the prior written consent of all other parties.

13.         Successors and Assigns.  Each of the terms, provisions, and obligations of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties and their respective legal representatives, successors, and permitted assigns.

14.         Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made as of the date so delivered, if personally delivered; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

If to JPF, to:                                           JPF Venture Group, Inc.
800 South Queen Street
Lancaster, Pennsylvania 17603
Email: jeremy@jpfeakins.com

with a copy to:                                      John P. Cleary
Procopio Cory Hargreaves & Savitch LLP
12544 High Bluff Drive, Suite 300
San Diego, CA 92130
Email: John.cleary@procopio.com

If to TetriDyn or Hempsteads:           Antoinette Hempstead
6759 S Valence Lane
West Jordan, UT  84084
Email: toni.hempstead@gmail.com

with a copy to:                                      James R. Kruse
Kruse Landa Maycock & Ricks, LLC
136 East South Temple, 21st Floor
Salt Lake City, UT 84111
Email: jkruse@klmrlaw.com

Each party, by notice duly given in accordance herewith, may specify a different address for the giving of any notice hereunder.

15.         No Finder’s Fees.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  JPF agrees to indemnify and to hold harmless the TetriDyn from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which JPF or any of its officers, employees, or representatives is responsible.  TetriDyn agrees to indemnify and hold harmless JPF from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which TetriDyn or any of its officers, employees or representatives is responsible.

16.         Cumulative Remedies.  No remedy made available hereunder by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute, or otherwise.

17.         Warranty of Authority.  Each of the individuals signing this Agreement on behalf of a party hereto warrants and represents that such individual is duly authorized and empowered to enter into this Agreement and bind such party hereto.

18.         Counterparts; Form of Signature.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.  Counterpart signatures of this Agreement that are manually signed and delivered by facsimile transmission, by a uniquely marked computer-generated signature, or by other electronic methods, shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner and shall be the same as the delivery of an original.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

JPF VENTURE GROUP, INC.

By: /s/ Jeremy P. Feakins
Name: Jeremy P. Feakins
Its: Chief Executive Officer

TETRIDYN SOLUTIONS, INC.

By: /s/ Antoinette Knapp Hempstead
Name: Antoinette Knapp Hempstead
Its: President

Antoinette Knapp Hempstead

By: Antoinette Knapp Hempstead
On behalf of herself and the estate of her late husband, David W. Hempstead

EXHIBIT A

OBLIGATIONS OF TETRIDYN TO THE HEMPSTEADS

Promissory Notes:*
Hempstead Loan #1	$ 50,000
Hempstead Loan #2	50,000
Hempstead Loan #3	50,000
Hempstead Loan #4	25,000
Hempstead Loan #5	25,000
Hempstead Loan #6	25,000
Hempstead Loan #7	25,000
Hempstead Loan #8	25,000
Hempstead Loan #9	25,000
Hempstead Loan #10	15,000
Hempstead Loan #11	5,000
Hempstead Loan #12	246
$320,246.00
As reflected on TetriDyn’s balance sheet as of 12/31/14:
Hempstead loan interest to December 31, 2014	74,134
Payroll liabilities	213,436
287,570

Total	$607,816
_______________
* The listed promissory notes, including accrued interest, have been consolidated into a single Consolidated Promissory Note dated as of December 31, 2014, bearing interest at 6% per annum, a copy of which is attached to the Assignment as Appendix I.

A-1

EXHIBIT B

ASSIGNMENT

FOR $10.00 AND OTHER GOOD AND VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, ANTOINETTE KNAPP HEMPSTEAD, an individual residing in Salt Lake County, Utah, on behalf of herself and the estate of her late husband, DAVID W. HEMPSTEAD, and each of them (“Assignors”), hereby assign, convey, set over, and transfer unto JPF VENTURE GROUP, INC., a Delaware corporation (“Assignee”), all of the right, title, and interest of Assignors in and to the obligations to Assignors from TetriDyn Solutions, Inc., a Nevada corporation (the “Company”), evidenced by that certain Consolidated Promissory Note dated December 31, 2014, a true and correct copy of which is attached hereto and incorporated herein by this reference as Appendix I, including all interest accrued and unpaid thereon, and open account payroll liabilities aggregating $213,436 as of December 31, 2014, as reflected on the Company’s balance sheet as of such date, to have and to hold such obligations payable to Assignors unto Assignee forever, with the full power and authority to sue for and collect the same, in the name, place, and stead of Assignors or otherwise.

The within assignment is made without warranty or representation, except against claims arising by, through, or under Assignors.

DATED this 12th day of March, 2015.

Antoinette Knapp Hempstead, an individual

ESTATE OF DAVID W. HEMPSTEAD

By: Antoinette Knapp Hempstead Personal Representative of the Estate

Appendix I to Assignment

CONSOLIDATED PROMISSORY NOTE

$394,350	Salt Lake City, Utah	December 31, 2014

FOR VALUE RECEIVED, the undersigned, TetriDyn Solutions, Inc. (“Maker”), a Nevada corporation whose mailing address and principal office is ______________________________________, USA, hereby promises to pay to David and Antoinette Hempstead (jointly “Payee”), whose mailing address is 6759 S Valence Lane, West Jordan, Utah 84084, the principal sum of THREE HUNDRED TWENTY THOUSAND, TWO HUNDRED FORTY DOLLARS AND NO CENTS ($320,246), plus accrued but unpaid interest as of the date hereof of SEVENTY FOUR THOUSAND, ONE HUNDRED THIRTY FOUR DOLLARS AND NO CENTS ($74,134), for an aggregate of THREE HUNDRED NINETY FOUR THOUSAND, THREE HUNDRED EIGHTY DOLLARS AND NO CENTS ($394,380) as of the date hereof, in lawful money of the United States of America for payment of private debts, together with interest (calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 360 days) on the unpaid principal balance from time to time outstanding at a rate, except as otherwise provided in this Note, of six percent (6%) per annum.

1.           Payments.  All unpaid principal and all accrued and unpaid interest shall be due and payable within 90 days after demand.

2.           Time and Place of Payment.  If any payment falls due on a day that is considered a legal holiday in the state of Delaware, Maker shall be entitled to delay such payment until the next succeeding regular business day, but interest shall continue to accrue until the payment is in fact made.  Each payment or prepayment hereon must be paid at the office of Payee set forth above or at such other place as the Payee or other holder hereof may, from time to time, designate in writing.

3.           Prepayment.  Maker reserves the right and privilege of prepaying this Note in whole or in part, at any time or from time to time, upon 30 days’ written notice, without premium, charge, or penalty.  Prepayments on this Note shall be applied first to accrued and unpaid interest to the date of such prepayment, next to expenses for which Payee is due to be reimbursed under the terms of this Note, and then to the unpaid principal balance hereof.

4.           Conversion.  Subject to and in compliance with the provisions contained herein, the holder of this Note is entitled, at such holder’s option, at any time prior to maturity, or in the case this Note or some portion hereof shall have been called for prepayment prior to such date, then in respect of this Note or such portion hereof, until and including, but not after, the close of business within 30 days after the date of notice of prepayment, to convert this Note (or any portion of the principal amount hereof or accrued and unpaid interest hereon) into fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of common stock, par value $0.0001 per share, of Maker (the “Shares”) at the rate of one share for each $0.025 of principal amount of this Note, by surrender of this Note, duly endorsed (if so required by Maker) or assigned to Maker or in blank, to Maker at its offices, accompanied by written notice to Maker, in the form set forth below, that the holder hereof elects to convert this Note or, if less than the entire principal amount hereof is to be converted, the portion thereof to be converted.  On conversion, no adjustment for interest is to be made, but if any holder surrenders this Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, the holder of such Note when surrendered for conversion shall be entitled to payment of the interest thereon from the last preceding record date for interest through the date of conversion which the registered holder is entitled to receive on such conversion date.  No fractions of Shares will be issued on conversion, but instead of any fractional interest, Maker will pay cash adjustments as provided herein.  The exercise price shall be appropriately adjusted in the event of any stock splits, reverse split, merger, consolidation, conversion, or any similar change in Maker’s common stock.  The conversion price and number of shares issuable on conversion of this Note shall be appropriately adjusted in the event of any split, reverse-split, conversion, or similar change in Maker’s common stock.

5.           Default.

(a)           Without notice or demand (which are hereby waived), the entire unpaid principal balance of, and all accrued interest on, this Note shall immediately become due and payable at the option of the holder hereof upon the occurrence of one or more of the following events of default (“Events of Default”):

(i)           the failure or refusal of Maker to pay principal of or interest on this Note within 10 days of when the same becomes due in accordance with the terms hereof;

(ii)           the failure or refusal of Maker punctually and properly to perform, observe, and comply with any covenant or agreement contained herein, and such failure or refusal continues for a period of 30 days after Maker has (or, with the exercise of reasonable investigation, should have) notice hereof;

(iii)         Maker shall: (1) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law (defined hereinafter); or (2) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Payee granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same).  “Debtor Relief Law” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.  “Rights” means rights, remedies, powers, and privileges.  “Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality, or Tribunal.  “Tribunal” means any court or governmental department, commission, board, bureau, agency, or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing;

(iv)        the failure to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration, or similar proceeding against any of the assets of Maker, or the loss, theft, or destruction of, or occurrence of substantial damage to, a material part of the assets of Maker, except to the extent adequately covered by insurance; and

(v)         Maker fails to pay any money judgment against it at least 10 days prior to the date on which any of Maker’s assets may be lawfully sold to satisfy such judgment.

(b)           If any one or more of the Events of Default specified above shall have happened, the holder of this Note may, at the holder’s option: (i) declare the entire unpaid balance of principal of and accrued interest on this Note to be immediately due and payable without notice or demand; (ii) offset against this Note any sum or sums owed by the holder hereof to Maker; (iii) reduce any claim to judgment; (iv) foreclose all liens and security interests securing payment thereof or any part thereof; and (v) proceed to protect and enforce its rights either by suit in equity and/or by action of law or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, or in aid of the exercise granted by this Note of any right, or to enforce any other legal or equitable right or remedy of the holder of this Note.

6.           Cumulative Rights.  No delay on the part of the holder of this Note in the exercise of any power or right or single partial exercise of any such power or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof.  Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

7.           Collection Costs.  If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership, or other court proceedings, Maker agrees to pay all costs of collection, including court costs and reasonable attorney’s fees of the Payee.

8.           Waiver.  Maker, and each surety, endorser, guarantor, and other party liable for the payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, and notice of protest and nonpayment, or other notice of default, except as specified herein, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof or in any indulgences, or by any partial payment, any release, or change in any security for the payment of this Note, before or after maturity, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

9.           Notices.  Any notice, demand, request, or other communication permitted or required under this Note shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed to Maker at its address on the first page.

10.         Successor and Assigns.  All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that neither Maker nor Payee may, without the prior written consent of the other, assign any rights, powers, duties, or obligations under this Note.

11.         Headings.  The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

12.         Applicable Law.  This Note is being executed and delivered, and is intended to be performed, in the state of Delaware, and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation of this Note, except insofar as federal laws shall have application.

13.         Consolidated Note.  This Note consolidates the obligations evidenced by the following referenced promissory notes, which are hereby cancelled and deemed null and void and merged with and into this instrument:

Hempstead Loan #1	$ 50,000
Hempstead Loan #2	50,000
Hempstead Loan #3	50,000
Hempstead Loan #4	25,000
Hempstead Loan #5	25,000
Hempstead Loan #6	25,000
Hempstead Loan #7	25,000
Hempstead Loan #8	25,000
Hempstead Loan #9	25,000
Hempstead Loan #10	15,000
Hempstead Loan #11	5,000
Hempstead Loan #12	246
$320,246.00

14.         Security.  This Note is unsecured.

EXECUTED effective the year and date first above written.

TETRIDYN SOLUTIONS, INC.

By:
Orville Hendrickson, Director

By:
Larry Ybarrondo, Director

EXHIBIT C

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS (I) PURSUANT TO REGISTRATION UNDER THE ACT OR (II) IN COMPLIANCE WITH AN EXEMPTION THEREFROM AND ACCOMPANIED, IF REQUESTED BY THE COMPANY, WITH AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH AN EXEMPTION THEREFROM (UNLESS SUCH TRANSFER IS TO AN AFFILIATE OF THE HOLDER).

TETRIDYN SOLUTIONS, INC.

WARRANT TO PURCHASE COMMON STOCK

FOR VALUE RECEIVED, TETRIDYN SOLUTIONS, INC., a Nevada corporation (the “Company”), hereby grants to JPF VENTURE GROUP, INC., a Delaware corporation (“Holder”), the right to purchase 1,033,585 shares of the Common Stock of the Company, which equals 1% of the Company’s fully-diluted capital stock of the Company immediately after the closing of the merger (the “Merger”) by and between the Company and Ocean Thermal Energy Corporation pursuant to that certain Agreement and Plan of Merger dated of even date herewith (the “Merger Agreement”) (including for purposes of such calculation, the shares issuable upon exercise of this Warrant) (“Shares”).  The Shares are calculated based upon a contemplated 1-for-4.6972 reverse stock split of the Company’s stock prior to the closing of the Merger (the “Reverse Split”).  If the Reverse Split does not occur or is based on a different split ratio, the Shares shall be adjusted to reflect 1% of the fully-diluted capital stock of the Company immediately after the closing of the Merger.

The exercise price per Share (the “Purchase Price”) of the warrants granted hereby shall equal $0.003.  The Purchase Price and the number of Shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant.  This Warrant may be exercised at any time and from time to time after the consummation of the Merger and prior to the three (3) year anniversary of the date hereof (the “Expiration Date”).  This Warrant shall expire and be of no further force or effect at the earlier of (i) the termination of the Merger as set forth in Article VII of the Merger Agreement, (ii) the time when it has been exercised, or (iii) or 5:00 p.m., New York time, on the Expiration Date.

1.           Exercise of Warrant.  This Warrant may be exercised in whole or in part, at any time and from time to time by the Holder prior to the Expiration Date by surrendering this Warrant, together with a Notice of Exercise in the form appearing at the end hereof properly completed and duly executed by the Holder or on behalf of the Holder by the Holder’s duly authorized representative, to the Company at its principal executive office (or at the office of the agency maintained for such purpose).  The Warrants may be exercised at any time prior to expiration by providing ten (10) day notice to the Company.

In the event of an exercise of this Warrant, certificates for the Shares purchased pursuant to such exercise shall be delivered to the Holder within ten (10) days of receipt of such notice and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such ten day period.  Upon receipt by the Company of this Warrant and such Notice of Exercise, together with the applicable aggregate Purchase Price, the Holder shall be deemed to be the holder of record of the Shares purchased pursuant to such exercise, notwithstanding that certificates representing such Shares shall not then be actually delivered to the Holder or that such Shares are not then set forth on the stock transfer book of the Company.

2.           Net Exercise.  In lieu of cash exercising this Warrant, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of Shares computed using the following formula:
Y (A - B) X = A

Where:
X --           The number of Shares to be issued to the Holder.
Y --           The number of Shares purchasable under this Warrant.
A --           The fair market value of one Share.
B --           The Purchase Price (as adjusted to the date of such calculations).

For purposes of this Section 2, the fair market value of a Share shall mean the average of the closing bid and asked prices of Shares quoted in the over-the-counter market in which the Shares are traded or the closing price quoted on any exchange on which the Shares are listed, whichever is applicable, as published in the Western Edition of The Wall Street Journal for the ten (10) trading days prior to the date of determination of fair market value (or such shorter period of time during which such stock was traded over-the-counter or on such exchange).  If the Shares are not traded on the over-the-counter market or on an exchange, the fair market value shall be the price per Share that the Company could obtain from a willing buyer for Shares sold by the Company from authorized but unissued Shares, as such prices shall be determined in good faith by the Company’s Board of Directors.

3.           Adjustments.

a.             Stock Dividends - Split Ups.  If, after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock.  No fractional shares will be issued.

b.             Aggregation of Shares.  If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.  No fractional shares shall be issued.

c.             Adjustments in Exercise Price.  Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted as described above, the Purchase Price shall be adjusted (to the nearest cent) by multiplying such Purchase Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

d.             Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by adjustments described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holder would have received if such Holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by stock dividends, stock splits or an aggregation of shares, then such adjustment shall be made as described above.  The provisions relating to the adjustments in exercise price shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

e.             Notices of Changes in Warrant.  Upon every adjustment of the Purchase Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  Upon the occurrence of any event specified above, then, in any such event, the Company shall give written notice to each Holder, at the last address set forth for such holder in the warrant register, of the record date or the effective date of the event.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.            Covenants.

a.           No Impairment.  The Company will not, by amendment of its charter as in effect on the date hereof or through any reorganization, recapitalization, transfer of all or a substantial portion of its assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but will at all times in good faith assist in carrying out all the provisions of this Warrant and in taking all such action as may be necessary or appropriate in order to protect the rights of the Holder of the Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock obtainable upon the exercise of this Warrant and (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

b.           Reservation of Shares.  So long as the Warrant shall remain outstanding, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issuance upon exercise of the Warrant, the full number of shares of Common Stock then issuable upon exercise of the Warrant.  If the Common Stock shall be listed on any national stock exchange, the Company at its expense shall include in its listing application all of the shares of Common Stock issuable upon exercise of the Warrant at any time, including as a result of adjustments in the outstanding Common Stock or otherwise.

c.           Validity of Shares.  All shares of Common Stock issuable upon exercise of this Warrant will be duly and validly issued, fully paid and non-assessable and will be free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws, and will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).  The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

d.           Notice of Certain Events.  If at any time, (1) the Company shall declare any dividend or distribution payable to the holders of its Common Stock, (2) the Company shall offer for subscription pro rata to the holders of Common Stock any additional shares of capital stock of any class or any other rights, (3) there shall be any recapitalization of the Company or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or business organization, or, if sooner, promptly following any agreement to do any of the foregoing, or (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases, the Company shall give the registered Holder of this Warrant ten days’ prior written notice (or such other time period set forth in the Company’s Articles of Incorporation).

5.            Legend.  Each certificate for Shares issued upon the exercise of the Warrant, each certificate issued upon the direct or indirect transfer of any Shares and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant shall be stamped or otherwise imprinted with legends in substantially the form set forth on the face of this Warrant.

6.           Ownership of Warrants.  The Company may treat the person in whose name any Warrant is registered on the register kept at the principal executive office of the Company (or at the office of the agency maintained for such purpose) as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary.  Subject to the preceding sentence, a Warrant, if properly assigned, may be exercised by a new holder without a new warrant first having been issued.

7.           Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal executive office of the Company (or at the office of the agency maintained for such purpose), the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor and dated the date hereof.

8.           Remedies.  In the event of a breach by the Company of any of its obligations under this Warrant, the Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of its breach of any of the provisions of this Warrant.

9.           No Liabilities or Rights as a Stockholder.  Nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Until the exercise of this Warrant, the Holder shall not have nor exercise any rights by virtue hereof as a stockholder of the Company.  Notwithstanding the foregoing, in the event (a) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (b) the Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

10.         Permits and Taxes.  The Company shall, at its own expense, apply for and obtain any and all permits, approvals, authorizations, licenses and orders that may be necessary for the Company lawfully to issue the Shares on exercise of this Warrant.  On exercise of this Warrant, the Company shall pay any and all issuance taxes that may be payable in respect of any issuance or delivery of the Shares.  The Company shall not, however, be required to pay, and Holder shall pay, any tax that may be payable in respect of any transfer involved in the issuance and delivery of the Shares in a name other than that of Holder, and no such issuance and delivery shall be made unless and until the person requesting such issuance shall have paid to the Company the amount of any such tax or shall have established to the Company’s reasonable satisfaction that such tax has been paid.

12.         Acquisition for Own Account.  The Holder is acquiring this Warrant with its own funds, for its own account, not as a nominee or agent.  The Holder is purchasing or will purchase this Warrant for investment for an indefinite period and not with a view to any sale or distribution thereof, by public or private sale or other disposition.

13.         Section Headings.  The section headings in this Warrant are for convenience of reference only and shall not constitute a part hereof.

14.         Amendments or Waivers.  This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge, or termination is sought.

15.         Counterparts.  This Warrant may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

16.         Severability.  The provisions of this Warrant will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Warrant, as applied to any party or to any circumstance, is adjudged by a court or other governmental body not to be enforceable in accordance with its terms, the parties agree that the court or governmental body making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

17.         Successors and Assigns.  This Warrant shall be binding upon and inure to the benefit of the Holder and its assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger, or acquisition of all or substantially all of the Company’s assets.  The Company may not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Holder.  Holder may assign this Warrant without the Company’s prior written consent.

18.         Transfer.  Subject to the restrictions on transfer set forth on the face of this Warrant, this Warrant and all rights hereunder may be transferred, in whole or in part, upon surrender of this Warrant with a properly executed assignment at the principal executive office of the Company.

19.         Governing Law.  This Warrant and the performance of the transactions and obligations of the parties hereunder shall be construed and enforced in accordance with and governed by the laws, other than the conflict of laws rules, of the State of Delaware.

TETRIDYN SOLUTIONS, INC.
By:
Name: Antoinette Knapp Hempstead
Its: President

Acknowledged and Agreed:

JPF VENTURE GROUP, INC.

By:
Name: Jeremy P. Feakins
Its: Chief Executive Officer

NOTICE OF EXERCISE

(To be completed and signed only on
an exercise of the Warrant.)

TO:  TetriDyn Solutions, Inc.

RE:  [Specify Holder’s Warrant] (the “Warrant”)

1.	The undersigned hereby elects to purchase _________ shares of ____________ pursuant to the terms of the attached Warrant.

2.	Method of Exercise (Please initial the applicable blank):

___
The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

___	The undersigned elects to exercise the attached Warrant by means of the net exercise provisions of Section 2 of the Warrant.

3.	The undersigned hereby requests that the certificates for the Shares issuable upon this exercise of the Warrant be issued in the name(s) and delivered to the address(es) as follows:

______________________________________________________________________________________________________________________________________________________________________________________________

______________________________________________________________________________________________________________________________________________________________________________________________

Dated:  ________________________________

Signature of Holder

Print Name of Holder